Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-194646 on Form S-4 of Nabors Industries Ltd. and Nabors Industries, Inc. of our report dated March 31, 2014, relating to the consolidated financial statements of Sabine Oil & Gas LLC as of and for the year ended December 31, 2012 (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph relating to the restatement of the 2012 consolidated financial statements as discussed in Note 2 to the consolidated financial statements and also includes an other-matter paragraph disclaiming an opinion on the supplementary information on oil and gas producing activities), appearing in the Annual Report on Form 10-K/A of Nabors Industries Ltd. for the year ended December 31, 2013, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

May 9, 2014